 As Filed With the Securities and Exchange Commission on March 2, 2001
                                                  Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                      SANTA BARBARA RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                        33-0403086
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


               3938 STATE STREET, SANTA BARBARA, CALIFORNIA 93105
               (Address of Principal Executive Offices) (Zip Code)

                             ----------------------

                             1998 STOCK OPTION PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plans)

                             ----------------------

                                ANDREW D. SIMONS
                                 General Counsel
                      Santa Barbara Restaurant Group, Inc.
               3938 State Street, Santa Barbara, California 93105
               --------------------------------------------------

                     (Name and address of agent for service)

                                 (805) 563-3644
                                 --------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             C. Craig Carlson, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE

===============================================================================

---------------------- -------------------- ------------ --------------------- --------------
 Title of Securities    Proposed Maximum     Offering     Proposed Maximum      Amount of
 to be Registered       Amount to be         Price Per    Aggregate Offering    Registration
                        Registered (1)(2)    Share (2)    Price                 Fee
---------------------- -------------------- ------------ ---------------------- -------------
Common Stock,
$.08 par value             885,334 (3)         $1.00       $   885,334.00         $221.33
---------------------- -------------------- ------------ --------------------- --------------
Common Stock,
$.08 par value             114,666 (3)         $1.9531     $   223,954.16         $ 55.99
---------------------- -------------------- ------------ --------------------- --------------
Common Stock,
$.08 par value           1,500,000 (4)         $1.9531     $ 2,929,650.00         $732.41
---------------------- -------------------- ------------ --------------------- --------------

===============================================================================

(1) Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 1998 Stock Option Plan, as amended (the "1998 Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of (a) a weighted per share exercise price of $1.00 with respect to outstanding options to purchase 885,334 shares; and (b) the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq National Market for the Common Stock on February 23, 2001, which was $1.953 per share, with respect to the 114,666 shares reserved for issuance under the 1998 Plan and the 1,500,000 shares reserved for issuance under the 2000 Employee Stock Purchase Plan.

(3) Shares reserved for issuance pursuant to the 1999 Amendment to the 1998 Plan.

(4) Shares reserved for issuance pursuant to the 2000 Employee Stock Purchase Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Santa Barbara Restaurant Group, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

         (a) the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 30, 1999;

         (b) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended April 20, 2000, July 13, 2000 and October 5, 2000;

         (c) the description of the Registrant's common stock, par value $.08 per share (the "Common Stock"), contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware Law.

         Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:


Number                     Description
------                     -----------
4.1               1998 Stock Option Plan (incorporated by reference to same
                  numbered exhibit to the Registrant's Registration Statement on
                  Form S-8, Reg. No. 333-64191)

4.1.1             Amendment to 1998 Stock Option Plan

4.2               2000 Employee Stock Purchase Plan

5.1               Opinion of Stradling Yocca Carlson & Rauth, a Professional
                  Corporation

23.1 Consent of KPMG LLP, independent auditors, with respect to the consolidated financial statements of the Registrant

23.2 Consent of Grant Thornton, LLP, independent auditors, with respect to the consolidated financial statements of the Registrant

23.3              Consent of Stradling Yocca Carlson & Rauth, a Professional
                  Corporation (included in the Opinion filed as Exhibit 5.1)

24.1              Power of Attorney (included on the signature page)


ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      to include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on the 2nd day of March, 2001.

                           Santa Barbara Restaurant Group, Inc.


                           By:    /s/ Ted Abajian
                                  -----------------------------------
                                  Ted Abajian
                           Title: Chief Executive Officer and
                                  Chief Financial Officer (Principal
                                  Financial and Accounting Officer)


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Santa Barbara Restaurant Group, Inc. do hereby constitute and appoint Ted Abajian, and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                      Title                            Date

/s/ William P. Foley, II       Chairman and Director            March 1, 2001
-------------------------
William P. Foley, II


/s/ Ted Abajian
-------------------------      Chief Executive Officer and      March 1, 2001
Ted Abajian                    Chief Financial Officer
                               (Principal Financial and
                               Accounting Officer)


Signature                      Title                            Date


/s/ Andrew F. Puzder
-------------------------       Director                        March 1, 2001
Andrew F. Puzder


/s/ Frank P. Willey
-------------------------       Director                        March 1, 2001
Frank P. Willey


/s/ Burt Sugarman
-------------------------       Director                        March 1, 2001
Burt Sugarman


/s/ Charles Rolles
-------------------------       Director                        March 1, 2001
Charles Rolles


                                  EXHIBIT INDEX

                  The following exhibits are filed as part of this Registration
Statement:

Number                     Description
------                     -----------
4.1               1998 Stock Option Plan (incorporated by reference to same
                  numbered exhibit to the Registrant's Registration Statement on
                  Form S-8, Reg. No. 333-64191)

4.1.1             Amendment to 1998 Stock Option Plan

4.2               2000 Employee Stock Purchase Plan

5.1               Opinion of Stradling Yocca Carlson & Rauth, a Professional
                  Corporation

23.1 Consent of KPMG LLP, independent auditors, with respect to the consolidated financial statements of the Registrant

23.2 Consent of Grant Thornton, LLP, independent auditors, with respect to the consolidated financial statements of the Registrant

23.3              Consent of Stradling Yocca Carlson & Rauth, a Professional
                  Corporation (included in the Opinion filed as Exhibit 5.1)

24.1              Power of Attorney (included on the signature page)